EXHIBIT 4. Form of Subscription Agreement

SENIOR CARE INDUSTRIES, INC.
410 Broadway, 2nd Floor
Laguna Beach, CA 92651
(949) 376-3125 Fax: (949) 376-9117

                          NOTICE TO ALL SHAREHOLDERS OF
                          SENIOR CARE INDUSTRIES, INC.

         Our records show that as of the date of this offering, you are a shareholder of Senior Care Industries, Inc. and as such, pursuant to the rights offering, you are entitled to purchase one (1) unregistered share of Rent USA, Inc. for each five (5) shares of Senior Care Industries which you own at the price of $.01 per share.

         To take advantage of this offer, you must purchase all of the shares of Rent USA, Inc. which are available to you and must execute and deliver to the stock transfer agent for Rent USA, Inc., the attached Subscription Agreement. Additionally, please note that fractional shares will not be issued.

         Enclosed for your attention or for submission to your account holder is the subscription agreement to be filled out by you or your account holder. This Subscription Agreement together with your check for $.50 multiplied by 20% of the number of shares in Senior Care Industries, Inc. which you own, should be forwarded to the stock transfer agent for Rent USA, Inc. whose address appears below:
                       First American Stock Transfer, Inc.
                                  PO Box 47700
                             Phoenix, AZ 85068-7700

         An envelope with the address of the stock transfer agent is also attached for your convenience. PLEASE MAKE SURE THAT YOU HAVE SIGNED THE SUBSCRIPTION AGREEMENT AND HAVE ENCLOSED YOUR CHECK.

         Attached for your information is a prospectus. Do not send any money until you have read and considered the Prospectus which sets forth your rights and sets forth the risks which may be involved in this investment.

Sincerely,

STEPHEN REEDER
PRESIDENT
SENIOR CARE INDUSTRIES, INC.





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                 SENIOR CARE INDUSTRIES, INC. RIGHTS OFFERING OF
                         COMMON STOCK IN RENTS USA, INC.

         This SUBSCRIPTION AGREEMENT made as of the date set forth hereinbelow adjacent to the signature of the President of Rents USA, Inc., is entered into by and between Rents USA, Inc., a Nevada corporation, hereinafter referred to as "the Company" and the Subscriber whose name appears on the signature page hereinbelow.

         Whereas, the Subscriber is the owner of five (5) shares or multiples thereof of Senior Care Industries, Inc. as of the record date of and is therefore entitled to purchase one (1) share of the common stock of the Company or multiples thereof for $.01 per share, and

         Whereas, the Subscriber desires to acquire the shares of the Company,

         Now Therefore, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

         I. SUBSCRIPTION FOR SHARES AND REPRESENTATIONS OF SUBSCRIBER:

         1.1 Subject to the terms and conditions herein set forth, the Subscriber hereby subscribes for and agrees to purchase such number of shares from the Company as is set forth upon the signature page hereof at a purchase price of $.01 per share and the Company agrees to sell such shares to the Subscriber for said amount. A stock certificate representing the shares purchased by the Subscriber will be delivered by the Company to the Subscriber within ninety (90) days following receipt of payment therefor.

         1.2 The Subscriber recognizes that the purchase of shares is speculative and involves a high degree of risk in that (I) the Subscriber may not be able to liquidate this investment in the event of an emergency; (ii) transferability is extremely limited, and (iii) in the event of disposition, the Subscriber could sustain a loss.

         1.3 The Subscriber acknowledges that the Subscriber is able to bear the economic risk of this investment.

         1.4 The Subscriber hereby represents that the Subscriber has been afforded the opportunity to ask questions and to receive answers from duly authorized officers and/or other representatives of the Company concerning the terms and conditions of the offering and any additional information which the Subscriber may have requested.

         1.5 The Subscriber acknowledges that the Subscriber has received a copy of the Prospectus, understands that the shares being purchased are restricted and may not be sold for a period of one year from the issue date, represents that the Subscriber's shares are being purchased for the Subscriber's own account, for investment and for for distribution or resale to others. The Subscriber agrees that the Subscriber will not sell or otherwise transfer the shares or any component part thereof unless they are registered under the Act or unless an exemption form such registration is available.




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         II. REPRESENTATIONS OF THE COMPANY

         2.1 The Company represents and warrants to the Subscriber as follows:

         a. The company is a corporation duly organized and existing under the laws of the State of Nevada and has the corporate power to conduct the business which it intends hereby to conduct;

         b. The execution, delivery and performance of this Subscription Agreement by the Company has been duly approved by the Board of Directors of the Company;

         c. The common shares to be sold and delivered to the Subscriber hereunder will be duly authorized and validly issued, fully paid and non-assessable.

         2.2 The Company represents that this offering is intended to be a non-public offering pursuant to Section 4(2) of the Securities & Exchange Act of 1933 ("the Act"), as amended, or otherwise exempted under the Act by reason of
Section 3(b) thereof and Regulation D. Rule 504 promulgated thereunder.

         III. TERMS OF SUBSCRIPTION

         3.1 This offering will commence on and will terminate on .

         3.2 This offering requires the Subscriber to purchase all of the shares to which the Subscriber is entitled hereunder. No fractional shares will be issued.

         3.3 The Subscriber hereby agrees to purchase each share for $.50 per share.

         IV. MISCELLANEOUS

         4.1 Any notice or other communication hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, to First American Stock Transfer, Inc., Post Office Box 47700, Phoenix, Arizona 85068-7700, Attention: Phil Young and to the Subscriber at the address listed on the signature page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address which shall be deemed to have been given when received.

         4.2 This Agreement shall not be changed or amended except by a writing signed by all of the parties and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         4.3 This Agreement shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement between the parties as to the subject matter thereof and merges and supercedes all prior discussions, agreements or understandings of any and every nature between them.

         4.4 This Agreement and its validity, construction and performance shall be governed by the laws of the State of California.

         4.5 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become effective and a binding obligation of the Company and the Subscriber with respect to the purchase in issuance of the shares as herein provided.

         4.6 The check for $.50 multiplied by the number of shares subscribed should be made payable to Rents USA, Inc. and mailed together with the executed Subscription Agreement to First American Stock Transfer, Inc., Post Office Box 47700, Phoenix, Arizona 85068-7700. All monies received shall be held in escrow until the close of this offering.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year hereinbelow written:

RENT USA, INC.


By:
     --------------------
Charles C. Hooper
President


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First American Stock Transfer, Inc. will act as Escrow and Receiving Agent for the above mentioned Rights Offering. Upon the expiration of the offering, First American will furnish a list of the Subscribers with the appropriate number of shares to the Company and the Transfer Agent for the Company which will then be issuing Agent for the Rights Offering.
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                                                         Name of Subscriber:

                                                         -----------------------

                                                         By:____________________
                                                         Signature of Subscriber

                                                         Address of Subscriber:




                                                       Number of Shares
                                                       Subscribed:______________
                                                       PLEASE DIVIDE THE NUMBER
                                                       OF SHARES OWNED IN SENIOR
                                                       CARE BY 5 AND ROUND DOWN
                                                       ALL FRACTIONAL SHARES

                                                       $------------------------
                                                       Amount of Payment
                                                       PLEASE MULTIPLY THE
                                                       NUMBER OF SHARES
                                                       SUBSCRIBED BY $.01